Exhibit 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Turning Point Brands, Inc. (the "Company") for the quarterly period ended September 30, 2019, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Lawrence S. Wexler, President and Chief Executive Officer, Robert Lavan, Chief Financial Officer, and Brian Wigginton, Chief Accounting Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.

Date: November 4, 2019	By:	/s/ Lawrence S. Wexler
Lawrence S. Wexler
President and Chief Executive Officer
(Principal Executive Officer)

Date: November 4, 2019	By:	/s/ Robert Lavan
Robert Lavan
Chief Financial Officer (Principal Financial Officer)

Date: November 4, 2019	By:	/s/ Brian Wigginton
Brian Wigginton
Chief Accounting Officer